EXHIBIT NO. 99.(i)

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 49 to the Registration Statement (File Nos. 2-36431 and 811-2032) (the “Registration Statement”) of MFS Series Trust XVI (the “Registrant”), of my opinion dated January 10, 2011, appearing in Post-Effective Amendment No. 48 to the Registrant’s Registration Statement, which was filed with the Securities and Exchange Commission on January 10, 2011.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Clerk and Assistant Secretary

Boston, Massachusetts
March 25, 2011